Exhibit 10.21

SECOND AMENDMENT

SECOND AMENDMENT, dated as of April 6, 2012 (this “Amendment”), to the Amended and Restated Credit Agreement, dated as of June 3, 2011 (as amended by the First Amendment, dated as of November 22, 2011, and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Petroleum Heat and Power Co., Inc., a Minnesota corporation (the “Borrower”), the other Loan Parties, the Lenders from time to time party hereto, JPMorgan Chase Bank, N.A., a national banking association, as an LC Issuer and as the Agent (in its capacity as the Agent, the “Administrative Agent”), Bank of America, N.A., as Syndication Agent and as an LC Issuer, RBS Citizens, N.A., as Documentation Agent, and Key Bank National Association, PNC Bank, N.A., Regions Bank, TD Bank, N.A. and Wells Fargo Capital Finance, as Senior Managing Agents.

W I T N E S S E T H

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower;

WHEREAS, the Borrower has requested that the Credit Agreement be amended as set forth herein; and

WHEREAS, the Required Lenders are willing to agree to this Amendment on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

1 Capitalized Terms . Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

2 Amendments. The Credit Agreement shall be amended as of the Amendment Effective Date (as defined below) as set forth below.

(a) Amendment to Section 1.1 (Defined Terms). Section 1.1 of the Credit Agreement is hereby amended as follows:

2.2 (i) by deleting the amount “$50,000,000” in clause (d)(i) of the definition of Borrowing Base” and replacing it with “$60,000,000”.

(ii) by replacing the words “in accordance with” in clause (g) of the definition of “Permitted Acquisition” with the words “to the extent required by”.

(iii) by inserting the following new definition of “Second Amendment Effective Date”:

2.3 “Second Amendment Effective Date” means April 6, 2012.

(iv) by deleting the definition of “Subsidiary” in its entirety and replacing it with the following:

2.4 “Subsidiary” of a Person means, subject to the following sentence, any corporation, partnership, limited liability company, association, joint venture or similar business organization more than 50% of the outstanding Capital Stock having ordinary voting power of which shall at the time be owned or controlled by such Person. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a subsidiary of the Borrower other than an Unrestricted Subsidiary (provided that all references to a “Subsidiary” in Sections 6.1(a), (b) and (c) shall mean each subsidiary of the Borrower).

(v) by inserting the following new definition of “Unrestricted Subsidiary” in appropriate alphabetical order:

2.5 “Unrestricted Subsidiary” means any subsidiary of the Borrower that is designated as such by the board of directors of the Borrower; provided that (i) the board of directors of the Borrower shall only be permitted to so designate a subsidiary acquired or organized after the Second Amendment Effective Date as an Unrestricted Subsidiary, (ii) any such designation shall be made substantially concurrently with the acquisition or organization of such subsidiary and any Investments made in such subsidiary by the

Borrower and its Subsidiaries shall be treated as Investments in an Unrestricted Subsidiary and (iii) immediately after giving effect to any such designation there exists no Default or Event of Default. Subject to the foregoing, the board of directors of the Borrower may designate an Unrestricted Subsidiary to be a Subsidiary; provided that no Unrestricted Subsidiary that has been designated as a Subsidiary may again be designated as an Unrestricted Subsidiary.

(b) Amendment to Section 6.16 (Dividends). Section 6.16 of the Credit Agreement is hereby amended by deleting the second sentence of clause (a) thereof in its entirety and replacing it with the following:

2.6 “Notwithstanding the foregoing, any Loan Party may make any dividends or distributions to its respective parent company (and the Parent may make any dividends or distributions to its equity owners) or redeem, repurchase or otherwise acquire or retire any of its Capital Stock so long as (i) with respect to any such dividends or distributions during any period other than the period from April 1, 2012 through December 31, 2012 and with respect to any redemptions, repurchases or other acquisitions or retirements of its Capital Stock during any period, (x) after giving pro forma effect thereto, Availability (with any Suppressed Availability being included in each calculation of Availability pursuant to this clause (x)) was not less than 17.5% of the Aggregate Commitment for any period of three consecutive days during the six-month period ending on the date on which such dividends, distributions, redemptions, repurchases or other acquisitions or retirements of its Capital Stock were made and is not projected to be less than 17.5% of the Aggregate Commitment during the six-month period immediately after the date on which such dividends, distributions, redemptions, repurchases or other acquisitions or retirements of its Capital Stock are made (with such projected Availability to be determined by reference to the average projected Availability on the last day of each of the relevant six months) and (y) the Fixed Charge Coverage Ratio is not less than 1.15 to 1.00 after giving pro forma effect to such distributions as if such distributions were paid on the first day of the relevant period and (ii) with respect to any such dividends or distributions during the period from April 1, 2012 through December 31, 2012, (x) after giving pro forma effect thereto, Availability (with any Suppressed Availability being included in each calculation of Availability pursuant to this clause (x)) was not less than $50,000,000 for any period of three consecutive days during the six-month period ending on the date on which such dividends or distributions were made and is not projected to be less than $50,000,000 during the six-month period immediately after the date on which such dividends or distributions are made (with such projected Availability to be determined by reference to the average projected Availability on the last day of each of the relevant six months) and (y) the aggregate amount of such dividends and distributions made by the Parent during such period does not exceed $0.2325 per unit of Capital Stock plus an additional $115,000 to the General Partner; provided, however, that, in the case of the foregoing clauses (i) and (ii), (1) no Default or Unmatured Default then exists or would result therefrom and (2) the Borrower Representative has delivered a certificate of an Authorized Officer attesting to the matters set forth in clause (i) or (ii) above, as the case may be, and showing in reasonable detail all calculations with respect thereto.”

(c) Amendment to Section 6.17 (Indebtedness). Section 6.17 of the Credit Agreement is hereby amended by deleting the amount “$10,000,000” in clause (l) thereof and replacing it with “$25,000,000”.

(d) Amendment to Section 6.20 (Investments and Acquisitions). Section 6.20 of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (h) thereof, replacing the period at the end of clause (i) thereof with “; and” and adding the following new clause (j):

2.7 “(j) Investments in Unrestricted Subsidiaries not to exceed $20,000,000 in the aggregate during the term of this Agreement.”

(e) Amendment to Section 6.32 (Parent). Section 6.32 of the Credit Agreement is hereby amended and restated in its entirety as follows:

2.8 “The Parent shall not engage in any trade or business, or own any assets (other than the Capital Stock of its Subsidiaries) or incur any Indebtedness (other than the Secured Obligations, its existing Indebtedness (including the 2010 Parent Notes permitted under Section 6.17(m) and Guaranties); provided that the Parent may also (x) incur Indebtedness to the extent incurred to refinance the 2010 Parent Notes pursuant to Section 6.17(d), (y) incur Indebtedness that is subordinated to the Obligations on terms satisfactory to the Agent in its Permitted Discretion (“Parent Subordinated Debt”) and (z) incur Indebtedness pursuant to Section 6.17(l) to the extent no principal payments are payable with respect thereto prior to the date which is six months after the Facility Termination Date; provided further that, in the case of clauses (y) and (z) above, (i) the Net Cash Proceeds of such Parent Subordinated Debt or other unsecured Indebtedness, as the case may be, are contributed to Petro as a common equity contribution, or as an intercompany loan in accordance with Section 6.17(e), and (ii) the Parent has provided the Agent with all documents evidencing such Parent Subordinated Debt or such other unsecured Indebtedness, as the case may be, at least 5 Business Days prior to the issuance or incurrence thereof.”

(f) Amendment to Section 10.15 (Collateral Matters). Section 10.15 of the Credit Agreement is hereby amended by deleting the word “or” at the end of clause (a)(v) thereof and adding the following immediately before the period at the end of clause (a)(vi) thereof:

2.9 “, or (vii) of any Unrestricted Subsidiary upon the designation of any subsidiary as an Unrestricted Subsidiary by the Borrower in accordance with the terms of this Agreement”

(g) Amendment to Article XV (Guaranty). Article XV of the Credit Agreement is hereby amended by adding the following new Section 15.13 at the end thereof:

2.10 “15.13(Discharge of Guaranty Upon Certain Events). If a Guarantor is designated as an Unrestricted Subsidiary in accordance with the provisions of this Agreement or the Capital Stock of any Guarantor is sold in accordance with the provisions of this Agreement such that the Guarantor is no longer a direct or indirect Subsidiary of the Borrower, then in each case the Guaranty of such Guarantor and any subsidiary of such Guarantor that is a Guarantor hereunder shall automatically be discharged and released.”

3 Conditions to Effectiveness of Amendment . This Amendment shall become effective on the date on which the following conditions precedent have been satisfied or waived (the “Amendment Effective Date”):

(h) The Administrative Agent shall have received a counterpart of this Amendment, executed and delivered by a duly authorized officer of each of (i) the Loan Parties and (ii) the Required Lenders.

(i) The representations and warranties contained in the Credit Agreement and the other Loan Documents shall be true and correct (except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) and no Default or Unmatured Default shall exist.

(j) J.P. Morgan Securities LLC, the Administrative Agent and the Lenders shall have received all fees required to be paid, and all reasonable out-of-pocket expenses for which invoices have been presented (including, without limitation, the reasonable fees and disbursements of legal counsel), on or before the Amendment Effective Date.

4 Representations and Warranties. Each Loan Party hereby represents and warrants that (a) each of the representations and warranties contained in Article V of the Credit Agreement are, after giving effect to this Amendment, true and correct in all material respects as if made on and as of the Amendment Effective Date (unless such representations and warranties are stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided, that each reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment and (b) after giving effect to this Amendment, no Default or Unmatured Default has occurred and is continuing.

5 Effects on Credit Documents . (k) Except as specifically amended herein, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(l) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents.

6 Expenses. The Borrower agrees to pay and reimburse J.P. Morgan Securities LLC and the Administrative Agent for all of their reasonable out-of-pocket costs and expenses incurred in connection with the preparation and delivery of this Amendment, and any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of legal counsel.

7 GOVERNING LAW; WAIVER OF JURY TRIAL . THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES AS SET FORTH FURTHER IN SECTIONS 16.2 AND 16.3 OF THE CREDIT AGREEMENT AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN.

8 Amendments; Execution in Counterparts . (m) This Amendment shall not constitute an amendment of any other provision of the Credit Agreement not referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Loan Parties that would require a waiver or consent of the Required Lenders or the Administrative Agent. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

(n) This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Loan Parties, the Administrative Agent and the Required Lenders. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, including by means of facsimile or electronic transmission, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

BORROWER:

PETROLEUM HEAT AND POWER CO., INC.

By:
Name:
Title:

OTHER LOAN PARTIES:

A.P. WOODSON COMPANY
C. HOFFBERGER COMPANY
CHAMPION ENERGY CORPORATION
CHAMPION OIL COMPANY
COLUMBIA PETROLEUM TRANSPORTATION,
LLC
HOFFMAN FUEL COMPANY OF BRIDGEPORT
HOFFMAN FUEL COMPANY OF DANBURY
HOFFMAN FUEL COMPANY OF STAMFORD
J.J. SKELTON OIL COMPANY
LEWIS OIL COMPANY
MAREX CORPORATION
MEENAN HOLDINGS OF NEW YORK, INC.
MEENAN OIL CO., INC.
MINNWHALE LLC
ORTEP OF PENNSYLVANIA, INC.
PETRO HOLDINGS, INC.
PETRO PLUMBING CORPORATION
PETRO, INC.
REGIONOIL PLUMBING, HEATING AND COOLING CO., INC.
RICHLAND PARTNERS, LLC
RYE FUEL COMPANY
STAR ACQUISITIONS, INC.
STAR GAS FINANCE COMPANY
TG&E SERVICE COMPANY, INC.

By:
Name:
Title:

STAR GAS PARTNERS, L.P.

By: KESTREL HEAT, LLC, its General Partner

By:
Name:
Title:

MEENAN OIL CO., L.P.

By:MEENAN OIL CO., INC., its General Partner

By:
Name:
Title:

CFS LLC

By: Richland Partners, LLC, its Sole Member

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:
Name:
Title:

[ ], as a Lender

By:
Name:
Title: